UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2013 (June 27, 2013)

American Realty Capital Trust IV, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

000-54947	32-0372241
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 27, 2013, American Realty Capital Trust IV, Inc. (the “Company”), through its operating partnership, closed the acquisition of 377 properties, which are primarily net leased to tenants concentrated in the retail sector and located in 42 different states. The 377 properties represent a portion of the Company’s previously announced acquisition of 986 properties in a portfolio acquisition from GE Capital. These 377 properties total approximately 1.4 million rentable square feet. The sellers of the properties were subsidiaries of GE Capital. None of the sellers has a material relationship with the Company and the acquisition was not an affiliated transaction.

The properties are leased to 150 tenant groups. The leases are primarily net, whereby the tenants are to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, and the cost of all capital expenditures, in addition to base rent. The original term of the leases is a weighted average of 16.3 years with a weighted average of 8.7 years currently remaining. The annualized rental income on a straight line basis for the 377 properties will be approximately $32.9 million. The contract purchase price of the properties was $528.2 million, exclusive of closing costs.

None of the rents to be received from the individual tenants within the tenant groups described above is individually significant with respect to the total portfolio. Additional portfolio information related to the acquisition of up to 986 properties that have been acquired or will be acquired from GE Capital and its subsidiaries will be included in the audited and unaudited financial statements relating to the GE Capital portfolio to be filed with the U.S. Securities and Exchange Commission as described in Item 9.01(a)(4) of this Current Report on Form 8-K.

A copy of the press release announcing the completion of the acquisition of a portion of the GE Capital portfolio is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)(4)	The audited and unaudited financial statements, as applicable, relating to the portfolio purchased from GE Capital, totaling up to 986 properties, described in part in Item 2.01, required by Rule 3-14 of Regulation S-X are not included in this Current Report on Form 8-K. The Company will file such financial statements with the U.S. Securities and Exchange Commission within 71 calendar days after the date that this Current Report on Form 8-K is required to be filed, or by September 12, 2013.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated June 28, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST IV, INC.

Date: June 28, 2013	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors